Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 3, 2005, among Focus Enhancements, Inc., a Delaware corporation (the “Company”), and each Purchaser identified on the signature pages hereto (each a “Purchaser” and collectively the “Purchasers”); the Company and each Purchaser are individually referred to herein as a “party” and collectively as the “parties”.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company in the aggregate, up to $6,500,000 of shares of Common Stock and Warrants on the Closing Date, each as set forth in the respective amounts on the signature pages attached hereto.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.
DEFINITIONS

1.1  Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Cash Placement Agent Fee” shall have the meaning ascribed to such term in Section 3.1(s).

“Closing” means the closing of the purchase and sale of the Common Stock and the Warrants pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to the Purchasers’ obligations to pay the Subscription Amount have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Manatt, Phelps & Phillips, LLP with offices located at 1001 Page Mill Road, Bldg. 2, Palo Alto, California  94304-1006.

“Disclosure Schedules” means the Disclosure Schedules attached hereto.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(ff).

“Escrow Amount” shall have the meaning ascribed to such term in Section 2.1(c).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(hh).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

 “Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Lead Investor” shall have the meaning ascribed to such term in Section 2.1(d)(iv).

“Lead Investor Counsel” shall have the meaning ascribed to such term in Section 2.1(c).

“Lead Investor Counsel Fees” shall have the meaning ascribed to such term in Section 5.1.

“Lead Investor Counsel Duties” shall have the meaning ascribed to such term in Section 2.1(d)(iii).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Net Escrow Amount” means the Escrow Amount less the Cash Placement Agent Fee (as defined in Section 3.1(s)) and the Lead Investor Counsel Fees (as defined in Section 5.1).

“Per Share Purchase Price” shall be $0.6576, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement but prior to the Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means First Montauk Securities Corp.

“Prohibited Transaction” shall have the meaning ascribed to such term in Section 3.2(f).

“Pro Rata Share” means, with respect to a Purchaser, the ratio that the number of Shares to be issued to such Purchaser at the Closing bears to the total number of Shares to be issued to all of the Purchasers at the Closing.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and each Purchaser, in the form of Exhibit A hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Subscription Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature page hereto, in United States dollars and in immediately available funds.

“Subsidiary” shall mean the subsidiaries of the Company, if any, set forth on Schedule 3.1(a) or any business entity in which the Company now or in the future owns or has the power to vote or control, at the time such is determined,  twenty percent (20%) or more of the equitable, beneficial,  legal or other ownership interests thereof.

“Trading Affiliates” shall have the meaning ascribed to such term in Section 3.2(f).

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or the Nasdaq Capital Market.

“Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. ET to 4:02 p.m. Eastern Time) using the VAP function; (b) if the Common Stock is not then listed or quoted on an Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c)  if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by the Company and the Purchasers holding a majority of the Shares then outstanding.

“Warrants” means the Common Stock Purchase Warrants, in the form of Exhibit B, issuable to the Purchasers at the Closing, which warrants shall have an exercise price equal to $.8505 per share and shall be exercisable for a period of 5 years.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“19.99% Share Cap” shall have the meaning ascribed to such term in Section 2.1(a)

ARTICLE II.
PURCHASE AND SALE

2.1  Closing; Escrow of Purchase Price.

(a)  At the Closing, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser, (a) a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price and (b) the Warrants, registered in the name of each Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of shares of Common Stock equal to 25% of the Shares to be issued to such Purchaser at the Closing.  The aggregate number of Shares sold hereunder (when aggregated with the aggregate number of Warrant Shares and any and all securities to be issued to the Placement Agent and any other placement agents or brokers in connection with the transactions contemplated hereby, shall, in no event, exceed twelve million four hundred seventy five thousand (12,475,000).  The Subscription Amounts of the Purchasers shall be appropriately reduced in the event the number of Shares subscribed for by the Purchasers are required to be reduced as a result of the 19.99% Share Cap, and any escrowed funds relating to such reduced Subscription Amounts shall be returned to the Purchasers.

(b)  Upon satisfaction of the conditions set forth in Section 2.2, (i) the Company shall deliver or cause to be delivered to Lead Investor Counsel, in trust, certificates, registered in such name or names as the Purchasers may designate, representing the Shares and the Warrants, with instructions that such Shares and Warrants are to be held for release to the Purchasers only upon payment in full of the aggregate purchase price to the Company by all the Purchasers and (ii) following receipt of such certificates, the Company and the Placement Agent shall jointly instruct Lead Investor Counsel to release (i) the Net Escrow Amount to the Company, (ii) the Cash Placement Agent Fee to the Placement Agent and (iii) the Lead Investor Counsel Fees to Lead Investor Counsel.  The Closing shall occur at the offices of Manatt Phelps & Phillips, LLP, or such other location as the parties shall mutually agree.

(c)  Simultaneously with the execution and delivery of a counterpart to this Agreement by a Purchaser, such Purchaser shall promptly cause a wire transfer of immediately available funds in an amount representing such Purchaser’s Subscription Amount to be paid to the non-interest bearing escrow account of Lowenstein Sandler PC, the Purchasers’ counsel (“Lead Investor Counsel”), set forth on Schedule I attached hereto (the aggregate amounts being held in escrow are referred to herein as the “Escrow Amount”).  Lead Investor Counsel shall hold the Escrow Amount in escrow until (i) Lead Investor Counsel receives written instructions from the Company and the Lead Investor authorizing the release of the Escrow Amount in accordance with this Section 2.1; or (ii) Lead Investor Counsel receives written instructions from the Company and/or the Purchasers (or a specific terminating Purchaser) that the Agreement has been terminated in which case Lead Investor Counsel shall return to each Purchaser (or, in the case of a termination of this Agreement by a Purchaser solely with respect to itself, such terminating Purchaser), the portion of the Escrow Amount each such Purchaser delivered to the Lead Investor Counsel.  The Company hereby authorizes the Lead Investor Counsel to release from the Escrow Amount, at the Closing, without further action or deed (other than receipt of the written instructions from the Company and the Placement Agent authorizing the release of the Escrow Amount), the (i) Cash Placement Agent Fee to the Placement Agent; (ii) Lead Investor Counsel Fees to Lead Investor Counsel; and (iii) the Net Escrow Amount to the Company.

(d)  The Company and the Purchasers acknowledge and agree for the benefit of Lead Investor Counsel (which shall be deemed to be a third party beneficiary of this Section 2.1) as follows:

(i)            Lead Investor Counsel (A) is not responsible for the performance by the Company or the Purchasers of this Agreement or any of the Transaction Documents or for determining or compelling compliance therewith; (B) is only responsible for (I) holding the Escrow Amount in escrow pending receipt of written instructions from the Placement Agent and the Company directing the release of the Escrow Amount in accordance with this Section 2.1 or (II) disbursing the Escrow Amount in accordance with the written instructions from the Company and/or the Purchasers in accordance with this Section 2.1, each of the responsibilities of Lead Investor Counsel in clause (I) and (II) is ministerial in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of Lead Investor Counsel (collectively, the “Lead Investor Counsel Duties”); (C) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with indemnification acceptable to it, in its sole discretion; (D) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Person, and shall have no responsibility for making inquiry as to, or for determining, the genuineness, accuracy or validity thereof, or of the authority of the Person signing or presenting the same; (E) may consult counsel satisfactory to it, and the written opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel; and (F) shall be authorized to distribute, at the Closing, to Lead Investor Counsel the Lead Investor Counsel Fees.  Documents and written materials referred to in this Section 2.1 including, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by Lead Investor Counsel as having been signed or presented by a Person if it bears, as sender, the Person’s e-mail address.

(ii)           Lead Investor Counsel shall not be liable to anyone for any action taken or omitted to be taken by it hereunder in connection with its Lead Investor Counsel Duties, except in the case of Lead Investor Counsel’s gross negligence, willful misconduct or bad faith (as finally determined by a court of competent jurisdiction) in breach of the Lead Investor Counsel Duties.  IN NO EVENT SHALL THE LEAD INVESTOR COUNSEL BE LIABLE FOR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOSS (INCLUDING BUT NOT LIMITED TO LOST PROFITS) WHATSOEVER, EVEN IF LEAD INVESTOR COUNSEL HAS BEEN INFORMED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

(iii)          The Company and the Purchasers hereby indemnify and hold harmless Lead Investor Counsel from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which Lead Investor Counsel may suffer or incur by reason of any action, claim or proceeding brought against Lead Investor Counsel arising out of or relating to the performance of the Lead Investor Counsel Duties, unless such action, claim or proceeding is the result of the gross negligence, willful misconduct or bad faith (as finally determined by a court of competent jurisdiction) of Lead Investor Counsel.

(iv)          Lead Investor Counsel has acted as legal counsel to the Purchasers in connection with this Agreement and the other Transaction Documents, is merely acting as an escrow agent under this Agreement and is, therefore, hereby authorized to continue acting as legal counsel to Nite Capital, L.P. (the “Lead Investor”) including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter.  Each of the Company and the Purchasers hereby expressly consents to permit Lead Investor Counsel to represent the Lead Investor in connection with all matters relating to or arising from this Agreement, including, without limitation, with regard to any dispute arising out of this Agreement, the other Transaction Documents, the Escrow Amount or any other matter, and hereby waives any conflict of interest or appearance of conflict or impropriety with respect to such representation.  The Company has consulted with its own counsel specifically about this Section 2.1 to the extent it deemed necessary, and has entered into this Agreement after being satisfied with such advice.

2.2  Closing Conditions; Deliveries.

(a)  Conditions to the Purchasers’ Obligations. The obligation of each Purchaser to purchase the Shares and Warrants at the Closing is subject to the fulfillment to the Purchasers’ reasonable satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived in writing by the Purchasers:

(i)            The representations and warranties made by the Company in Section 3.1 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 3.1 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date (including the delivery of the certificates representing the Shares and the delivery of the Warrants in accordance with Section 2.1 hereof).

(ii)           The Company shall have obtained in a timely fashion any and all material consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and Warrants, all of which shall be and remain so long as necessary in full force and effect.

(iii)          The Company shall have executed and delivered the Registration Rights Agreement to the Purchasers.

(iv)          No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(v)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (i), (ii), (iv), (viii) and (ix) of this Section 2.2(a).

(vi)          The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares and Warrants, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(vii)         The Purchasers shall have received an opinion from Company Counsel, in the form of Exhibit C attached hereto, dated as of the Closing Date, which shall be reasonably satisfactory to the Lead Investor Counsel.

(viii)        No stop order or suspension of trading shall have been imposed by any Person with respect to public trading in the Common Stock.

(ix)           No consent of the stockholders of the Company shall be required to issue the Shares relating to such aggregate Subscription Amounts.

(x)            The Company’s Common Stock (including the Shares and the Warrant Shares) shall be eligible for inclusion on the Nasdaq Capital Market and listed and admitted and authorized for trading on the Nasdaq Capital Market by the Effectiveness Date, as such term is defined in the Registration Rights Agreement by and between the Company and the Purchasers of even date herewith.

(b)  Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(i)            The representations and warranties made by each of the Purchasers in Section 3.2 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Purchasers shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

(ii)           The Purchasers shall have executed and delivered the Registration Rights Agreement to the Company at or prior to Closing; provided, that, this condition shall be satisfied with respect to each Purchaser who has executed and delivered the Registration Rights Agreement.

(iii)          Each of the Purchasers shall have delivered such Purchaser’s Subscription Amount by wire transfer to the account set forth on Schedule I attached hereto.

(iv)          No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(c)  Termination of Obligations to Effect Closing; Effects.

(i)            The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

(A)          Upon the mutual written consent of the Company and the Purchasers;

(B)           By the Company if any of the conditions set forth in Section 2.2(b) shall have become incapable of fulfillment, and shall not have been waived by the Company;

(C)           By a Purchaser (with respect to itself only) if any of the conditions set forth in Section 2.2(a) shall have become incapable of fulfillment, and shall not have been waived by such Purchaser; or

(D)          By either the Company or any Purchaser (with respect to itself only) if the Closing has not occurred on or prior to November 8, 2005;

provided, however, that, except in the case of clause (A) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(ii)           Nothing in this Section 2.2(c) shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

(iii)          In the event of termination by a Purchaser of its obligations to effect the Closing pursuant to this Section 2.2(c), written notice thereof shall forthwith be given by the Company to the other Purchasers and the other Purchasers shall have the right to terminate their obligations to effect the Closing upon written notice to the Company.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of the Company.  Except as set forth under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:

(a)  Subsidiaries.  Except as set forth on Schedule 3.1(a), the Company has no direct or indirect subsidiaries.  Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.  If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

(b)  Organization and Qualification.  Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)  No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iv) conflict with or violate the terms of any agreement by which the Company or any Subsidiary is bound or to which any property or asset of the Company or any Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Registration Statement, (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, with each of the items listed in clauses (i)-(iv) inclusive being deemed a “Required Approval”).

(f)  Issuance of the Securities.  The Shares and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g)  Capitalization.  The capitalization of the Company is as described in the Company’s most recent periodic report filed with the Commission.  The Company has not issued any capital stock since such filing other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, other than as set forth in the SEC Reports or in connection with the Company’s stock option plans.  The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)  SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)  Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities required to be reflected in the Company’s financial statements pursuant to GAAP (which liabilities have not resulted in and could not reasonably be expected to result in a Material Adverse Effect) or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property, with or without consideration, to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  Except as disclosed in the SEC Reports, the Company does not have pending before the Commission any request for confidential treatment of information.

(j)  Litigation.  Except as disclosed in the SEC Reports: There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, with respect to the Company, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)  Employment Matters.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement.  The Company and its Subsidiaries believe that their overall relations with their employees are satisfactory.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.

(l)  Compliance.  Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as could not have a Material Adverse Effect.

(m)  Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)  Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens as disclosed in the SEC Reports and for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)  Patents and Trademarks.  Except as set forth in the SEC Reports, the Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect.  To the knowledge of the Company (after due inquiry), the Intellectual Property Rights owned and licensed by the Company and/or its Subsidiaries, do not violate or infringe upon the rights of any Person.  To the knowledge of the Company, all such Company Intellectual Property Rights are enforceable.

(p)  Insurance.  The Company and the Subsidiaries are insured by insurers against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(q)  Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for services as employees, officers and directors, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)  Sarbanes-Oxley.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder, in each case which are applicable to it as of the Closing Date.

(s)  Certain Fees.  Except for the cash commissions to be paid to the Placement Agent (the “Cash Placement Agent Fee”), no cash brokerage or cash finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t)  Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)  Investment Company. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)  Registration Rights.  Except as set forth on the disclosure schedule to the Registration Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)  Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(x)  Application of Takeover Protections.  Assuming the Purchasers beneficially own no shares of Common Stock immediately prior to the date hereof, the Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)  Disclosure.  The Company confirms that, neither the Company nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information.  The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(z)  No Integrated Offering. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(aa)  Form S-3 Eligibility.  The Company is eligible to register the resale of its Common Stock by the Purchasers under Form S-3 promulgated under the Securities Act.

(bb)  Taxes.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has timely prepared and filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company, any Subsidiary or any of their respective assets or property.

(cc)  General Solicitation.  Neither the Company nor, to the Company’s knowledge, any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  To the Company’s knowledge, based upon representations by such Purchasers or other investors, the Company has offered the Shares and Warrants for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd)  Acknowledgment Regarding Purchasers’ Purchase of Shares and Warrants.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Shares and Warrants.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee)  Acknowledgement Regarding Purchasers’ Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(g) and 4.15 hereof), it is understood and agreed by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Purchaser, and counter parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.

(ff)  Environmental Matters.  To the Company’s knowledge, the Company (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) does not own or operate any real property contaminated with any substance in violation of any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is not subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

(gg)  Accounting Controls.  The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization.

(hh)  Internal Controls.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the most recent periodic reporting period under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, except as described in the SEC Reports, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Item 308(c) of Regulation S-K) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles and the applicable requirements of the Exchange Act.

3.2 Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)  Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)  Purchaser’s Intent.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to transfer or distribute any of the Securities.

(c)  Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)  Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)  General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)  Compliance with Patriot Act.  The funds utilized by such Purchaser for the purchase of the Securities do not violate any provisions of the USA Patriot Act of 2001.

(g)  Prohibited Transactions.   During the last thirty (30) days prior to the date of this Agreement, neither such Investor nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities, or (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any transactions in the securities of the Company, including any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).  Such Purchaser shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction during the period from the date hereof until such time as (i)  the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated pursuant to Section 2.2(c) hereof.

(h)  Blue Sky Compliance.  Such Purchaser shall agree to comply with any state blue sky limitations on the resale of the Securities, if any.

(i)  Limitation on Shares.  As a result of the transactions contemplated by this Agreement, such Purchaser, together with such Purchaser’s Affiliates, shall not own more than 19.99% of the Company’s Common Stock assuming conversion of all of such Purchaser’s and all of such Purchaser’s Affiliates securities of the Company which are convertible into Common Stock.

(j)  Such Purchaser understands and acknowledges that the Company is providing compensation to the Placement Agent, a registered securities broker dealer firm, and certain other broker dealer firms, in connection with services provided to the Company as selling agent in connection with the sale of the Securities.  The Placement Agent and the other selling agents shall be entitled to receive the Cash Placement Agent Fee equal to eight percent (8%) of the gross proceeds from the sale of the Shares to the Purchasers and warrants equal to ten percent (10%) of the number of Shares purchased by the Purchasers.  The warrants shall have an exercise price of $0.8505 and a five year term.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1  Transfer Restrictions. (a) The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company, or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the applicable terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)  The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE

SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL (OTHER THAN IN CONNECTION WITH ANY TRANSFER PURSUANT TO RULE 144) TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)  Certificates evidencing the Shares and Warrant Shares (other than Shares or Warrant Shares issued to an Affiliate) shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following any sale pursuant to a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder, subject to any state blue sky law limitations.  If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares for which the applicable portion of the Warrant has been exercised, such Warrant Shares shall be issued free of all legends following any sale pursuant to a registration statement covering the resale of such security.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d)  In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are delivered to the Company’s transfer agent and written notice is delivered to the Company) subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after such fifth Trading Day after the Legend Removal Date until such certificate is delivered. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)  Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2  Furnishing of Information.  As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further reasonable action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3  Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that (X) would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or (Y) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval.

4.4  Securities Laws Disclosure; Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Purchasers without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Purchasers, as the case may be, shall allow the other party to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.  By 8:30 a.m. (New York City time) on the Trading Day immediately following the date of this Agreement, the Company shall issue a press release disclosing the execution of this Agreement.  The Company will promptly file a Form 8-K(s) relating to the execution of this Agreement and the consummation of the transactions contemplated hereby in accordance with applicable Commission regulations.  In addition, the Company will make such other filings and notices in the manner and time required by the Commission.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any other regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure except to the extent such prior notice is provided in this Agreement.

4.5  Shareholders Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6  Non-Public Information.  The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides such Purchaser with the opportunity to accept or refuse to accept such material nonpublic information for review and any Purchaser wishing to obtain such information shall have executed a written agreement regarding the confidentiality and use of such information.

4.7  Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes.

4.8  Reimbursement.  If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person.  The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.9  Indemnification of Purchasers.   The Company will indemnify and hold each Purchaser and each Purchaser’s Affiliates and the directors, officers, shareholders, partners, employees and agents of each Purchaser and each Purchaser’s Affiliates (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to: (a) any misrepresentation, breach or inaccuracy of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or (b) any cause of action, suit or claim brought or made against such Purchaser Party and arising solely out of or solely resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents and without causation by any other activity, obligation, condition or liability pertaining to such Purchaser Party. The Company will reimburse such Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

4.10  Reservation of Common Stock.   As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.11  Listing of Common Stock. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares and the Warrant Shares to be approved for inclusion in the Nasdaq Capital Market.  Further, if the Company applies to have its Common Stock or other securities traded on any other Trading Market, it shall include in such application the Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed.  The Company will use commercially reasonable efforts to continue the listing and trading of its Common

Stock on the Nasdaq Capital Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations applicable to issuers whose securities are listed on such market.

4.12  Equal Treatment of Purchasers.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.13  Limitation on Future Financing. From the date hereof until fifteen (15) Trading Days after the Effective Date, the Company shall not effect a financing of its Common Stock or Common Stock Equivalents. Notwithstanding anything to the contrary herein, this Section 4.13 shall not apply to the following: (a) the granting of options or restricted stock to employees, consultants, officers and directors of the Company pursuant to any stock option plan duly adopted by the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) the exercise of any security issued by the Company in connection with the offer and sale of the Company’s securities pursuant to this Agreement, (c) the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date hereof, provided such securities have not been amended since the date hereof, (d) the issuance of securities in connection with a business combination, joint venture or development agreement or strategic partnership or similar agreement approved by the Company’s board of directors, the primary purpose of which is not to raise equity capital, (e) the exchange or conversion for any Company securities (however denominated) of any Company indebtedness or Subsidiary indebtedness issued after the date hereof so long as such Company securities are not registered earlier than fifteen days after the Effective Date, or (f) any potential financing set forth on Schedule 4.14 which provides Purchaser with a right of participation.

4.14  Right of Participation.  For a period of two-hundred seventy (270) calendar days from the Closing Date, each Purchaser shall be given not less than five (5) Business Days prior written notice of any proposed sale by the Company of its Common Stock or Common Stock Equivalents in connection with any follow on equity or equity-linked capital financing.  Each Purchaser who exercise its rights pursuant to this Section 4.14 shall have the right to participate in the purchase of such offered Common Stock or Common Stock Equivalents, in accordance with the terms and conditions set forth in such notice, and to purchase up to its Pro Rata Share of the securities offered as part of such equity or equity-linked capital financing transaction.  In the event such terms and conditions are modified during the notice period, the Purchasers shall be given prompt notice of such modification and shall have the right during the original notice period or for a period of five (5) Business Days following the notice of modification, whichever is longer, to exercise such right.  Notwithstanding the foregoing, the rights granted to Purchasers pursuant to this Section 4.14 shall not apply to (i) a financing transaction from any of the Company’s strategic partners, (ii) a financing transaction from any of the

Company’s current lenders, or a financing transaction from any of the officers or directors of the Company in which no other third party participates or (iii) a convertible debt financing transaction pursuant to which such debt may be convertible into capital stock of any Subsidiary or capital stock of the Company, which, in the case of such Subsidiary, after the date of such convertible debt transaction, the Company holds greater than 50% of the capital stock of such Subsidiary, provided, however, that in the case of subsection (iii) of this Section 4.14, both the conversion price and the exercise price of any shares of Common Stock issuable upon conversion and/or exercise, as the case may be, of any Common Stock Equivalents issued in connection with such debt financing shall be greater than the closing bid price of a share of Common Stock on the Trading Market on the Trading Day immediately preceding the consummation of such debt financing (and the conversion and/or exercise price of the Common Stock Equivalents issued in such debt financing shall not provide for a downward adjustment solely related to the passage of time or some other feature designed to circumvent the obligation that the conversion and/or exercise price be greater than the closing bid price of a share of Common Stock on the Trading Market on the Trading Day immediately preceding the consummation of such debt financing).

4.15  No Net Short Position.  Each Purchaser agrees, severally and not jointly with any other Purchasers, that they or any Person acting at the request or direction of Purchaser, will not, until the Effective Date, use the Shares or the Warrant Shares to cover any Short Sales (as hereinafter defined).  For purposes of this Section 4.15, a “Short Sale” by any Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser.  Additionally, each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the Effective Date of the Registration Statement with the Shares purchased hereunder is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Accordingly, each Purchaser hereby agrees not to use any of the Shares to directly cover any short sales made prior to the Effective Date.

ARTICLE V.
MISCELLANEOUS

5.1  Fees and Expenses.  The Company shall pay the reasonable fees and expenses of Lead Investor Counsel in connection with the transactions contemplated hereby (the “Lead Investor Counsel Fees”), which Lead Investor Counsel Fees shall include, without limitation, the fees and expenses associated with the negotiation, preparation and execution and delivery of this Agreement and the other Transaction Documents and any amendments, modifications or waivers thereto, but in no event in an amount to exceed $20,000.  The Lead Investor Counsel Fees shall be paid to Lead Investor Counsel at the Closing by release to Lead Investor Counsel of the portion of the Escrow Amount equal to the Lead Investor Counsel Fees.  Except as set forth above, the Company and the Purchasers shall each bear their own expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

5.2  Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede and void all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3  Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered (receipt confirmed) via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered (receipt confirmed) via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of deposit with a carrier or service, if sent by U.S. nationally recognized overnight carrier or courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4  Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof (unless it so provides by its terms), nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5  Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.6  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser.  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

5.7  No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.8  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding, as determined by the court hearing such matter, shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9  Survival.  The representations and warranties herein shall survive the Closing and delivery of the Shares and Warrant Shares for a period of one year after the date of this Agreement.

5.10  Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11  Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12  Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.13  Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14  Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.15  Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Purchaser shall be entitled independently to protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been or has had the opportunity to be represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FOCUS ENHANCEMENTS, INC.		Address for Notice:
1370 Dell Avenue
Campbell, California 95008
By:	/s/ Brett Moyer	Attn: Brett A. Moyer
	Name: Brett A. Moyer	President and CEO
	Title: President and Chief Executive Officer	Tel: (408) 866-8300
Fax: (408)866-4795

With copy to (which shall not constitute notice):

Manatt, Phelps & Phillips, LLP

1001 Page Mill Road, Bldg. 2

Palo Alto, California  94304-1006

Attn:  Jerrold F. Petruzzelli, Esq.

Tel:    (650) 812-1300

Fax:   (650) 213-0260

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO FCSE SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Entity:
Address for Notice of Investing Entity:

Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount:
Shares:
Warrant Shares:

EIN Number:  [WE SUGGEST YOU PROVIDE THIS UNDER SEPARATE COVER]

 [PURCHASER SIGNATURE PAGE]